EXHIBIT 10.2

To:      The Board of eBanker USA.com, Inc.

From: Michael Ruxin, Director, Chairman and CEO; Gordon Segal, Director; and Gerald Willman, Director, Global Med Technologies, Inc.

Global Med Technologies, Inc. (Global) Hereby Requests the Proposed Terms for a Loan Extension from eBanker USA.com, Inc. (eBanker)

April 14, 2000

Loan: $2,650,000 loan, convertible into shares of Global at $1.6875 (market close on 4/14/2000), at 12% interest per annum, interest and principal due in 270 days following the date of this agreement. eBanker will have the right to elect conversion on the due date prior to repayment being accepted.

                    Global will provide eBanker with 30-days advance notice should it choose to repay of the Loan early. In that time eBanker will have the right to elect for conversion or repayment.

Commitment:         78,519  free  common  shares of Global  (5% fee,  based on a
Fee                 market price of $1.6875).

Auto Extension:     If the Loan's accrued interest or principal is not repaid in
                    270 days the Loan's  interest and principal due date will be automatically  extended  to April  15,  2001.  The Loan will
                    become  a  straight  loan,  without   conversion   features.
                    Interest will continue to accrue on the balance at 12% interest per annum.

                    If the Loan's accrued interest or principal is not repaid in 270 days, 10-year warrants convertible into common shares of Global at an exercise price of $0.50 will be issued to eBanker. The quantity will be equal to the entire principal and interest amount divided by the new exercise price.

Underlying:         The Global agrees to provide all eBanker-owned  common stock
Registration        and derivatives on common stock with piggyback  registration rights.

                    Global commits to completing this registration prior to 180 days follow the date of this agreement.

                    Global commits to maintain registration of all Global eBanker-owned common stock and derivatives on common stock.

Confirmation of:    Except for the terms above, the terms of the underlying loan
Terms of            agreement,  including  but not  limited to the  default  and
Underlying          remedy provisions,  shall remain unaffected,  unchanged, and
Agreement           unimpaired by reason of this amendment.


For and on Behalf of:
Global Med Technologies, Inc.

/s/ Michael Ruxin                                    /s/ Gordon Segal
-------------------------------                      ---------------------------
Michael Ruxin, Director                              Gordon Segal, Director
Date:  April 21, 2000                                Date:  April 21, 2000

/s/ Gerald Willman
-------------------------------
Gerald Willman, Director
Date:  April 21, 2000

Agreed and accepted by:
eBanker USA.com, Inc.

/s/ Robert Trapp
-------------------------------
Robert Trapp, Director
Date:  April 25, 2000